UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2007

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43445 Business Park Drive, Suite 103

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-6991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 30, 2007, the management of Outdoor Channel Holdings, Inc. (the “Company”), in connection with a review of its financial statements with its independent registered public accounting firm, determined that a correction is needed in the amortization period for the recognition of non-cash share-based compensation costs previously expensed in the first two quarters of 2007 relating to performance units granted in the fourth quarter of 2006. Accordingly, the company will restate its consolidated financial statements included in its quarterly report on Form 10-Q for the first and second quarters ended March 31, 2007 and June 30, 2007. While the adjustments will materially impact the company’s financial statements for the first and second quarters of 2007, the overall compensation expense related to these performance units is expected to remain at $6.6 million for the full year ending December 31, 2007.

Management and the Company’s Audit Committee discussed these issues with Ernst & Young, its recently engaged independent registered public accounting firm, which concurred with the decision to restate the consolidated financial statements to correct the error.

During the 2006 fourth quarter, the Company granted its new chief executive two traunches of performance units of 400,000 shares, each of which vest upon Outdoor Channel Holdings’ stock price reaching stipulated levels. The company calculated the fair value of these two traunches of performance units using a lattice model. The first traunch was estimated to have a value of $4,634,000, with an expected service period of seven months. The second traunch of 400,000 performance units was calculated to have a fair value of $4,474,000, with an expected service period of 13.3 months. Accordingly, in 2006, the Company recognized $1,655,000 and $841,000 of compensation expense for the first and second traunches, respectively, covering a service period of 2.5 months from the middle of October through December 2006.

The company then amortized the balance of the compensation expense for the two traunches of performance units over a 12-month period in 2007, when the expenses should have been amortized over the remaining balance of the estimated service period for each traunch, equal to 4.5 months for the first traunch and 10.8 months for the second traunch. This resulted in the incorrect recognition of $745,000 and $908,000 of compensation expense for the first and second traunches, respectively, totaling $1,653,000 in each of the first two quarters of 2007.

As a result, compensation expense related to these performance units will be adjusted from $1,653,000 quarterly to $2,995,000 in the first quarter and to $2,002,000 in the second quarter of 2007. The company expects to file restatements of its consolidated financial statements for the quarters ended March 31 and June 30, 2007 with the Securities and Exchange Commission as soon as possible pending the full review of its previously filed financial statements, including the related adjustments to tax provisioning. Based on the outcome of this review, additional adjustments to the Company’s financial statements for the fiscal quarters ended March 31 and June 30, 2007 may be required. In light of the foregoing, the financial statements included in the previously filed 2007 first and second quarter Form 10-Qs should no longer be relied upon.

In addition the Company does not anticipate it will timely file its quarterly report for the three-month period ended September 30, 2007 because of the additional time required to complete the necessary adjustments.

On November 5, 2007, the Company issued a press release relating to these matters, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Outdoor Channel Holdings, Inc. News Release issued November 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

Date: November 5, 2007	/s/ Thomas E. Hornish
Thomas E. Hornish
Chief Operating Officer/General Counsel